Exhibit 1.1

Evergy, Inc.

$600,000,000 6.40% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2057

UNDERWRITING AGREEMENT

dated August 17, 2026

BofA Securities, Inc.

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

Wells Fargo Securities, LLC

Underwriting Agreement

August 17, 2026

BofA Securities, Inc.

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

Wells Fargo Securities, LLC

As Representatives of the several Underwriters named in Schedule A hereto

c/o	BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o	Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o	Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

c/o	MUFG Securities Americas Inc.

1221 Avenue of the Americas

New York, New York 10020

and

c/o	Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Evergy, Inc., a Missouri corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in Schedule A hereto of $600,000,000 aggregate principal amount of the Company’s 6.40% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2057 (the “Notes”). BofA Securities, Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes.

The Notes will be issued pursuant to a subordinated indenture, as previously supplemented (the “Base Indenture”), dated as of May 18, 2009, between the Company (successor to Great Plains Energy Incorporated) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Certain terms of the Notes will be established pursuant to a supplemental indenture (the “Supplemental Indenture”) in accordance with Article XIII of the Base Indenture (together with the Base Indenture, the “Indenture”). The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to the Company’s Blanket Letter of Representations to the Depositary dated August 22, 2019 (the “DTC Agreement”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-281614) to be used in connection with, among other securities, the public offering and sale of debt securities, including the Notes, of the Company. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430B of the Securities Act (“Rule 430B”), is called the “Registration Statement.” The term “Base Prospectus” shall mean the base prospectus dated August 16, 2024 relating to the Notes. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Notes, together with the Base Prospectus, that is filed with the Commission pursuant to Rule 424(b) of the Securities Act (“Rule 424(b)”). The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) and delivered by the parties hereto. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 of the Securities Act prior to 3:35 p.m. (Eastern time) on August 17, 2026 (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or any Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or any Preliminary Prospectus, as the case may be, after the Initial Sale Time.

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1. Representations and Warranties of the Company.

The Company hereby represents, warrants and covenants to each Underwriter as of the date hereof, as of the Initial Sale Time and as of the Closing Date (as such term is defined herein) (in each case, a “Representation Date”), as follows:

(a) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was and is a “well-known seasoned issuer” (as such term is defined in Rule 405 of the Securities Act (“Rule 405”)). The Registration Statement is an “automatic shelf registration statement” (as such term is defined in Rule 405), the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act (“Rule 401(g)(2)”) objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.

(b) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 of the Securities Act and the Notes have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement was filed with the Commission and has become effective under the Securities Act on August 16, 2024 and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

At the respective times the Registration Statement and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (ii) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this Section 1(b) shall not apply to (A) that part of the Registration Statement that constitutes the Statement of Eligibility on Form T-1 of the Trustee under the Trust Indenture Act or (B) statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by the Commission’s Regulation S-T.

(c) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated August 17, 2026, (ii) each Issuer Free Writing Prospectus (as such term is defined below) identified as an “Issuer General Use Free Writing Prospectus” in Annex I hereto (each, an “Issuer General Use Free Writing Prospectus”) and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. The term “Issuer Free Writing Prospectus” shall mean any “issuer free writing prospectus” (as such term is defined in Rule 433 of the Securities Act (“Rule 433”)) relating to the Notes that (A) is required to be filed with the Commission by the Company or (B) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, in each case in the form filed or required to be filed with the Commission or, if not required to be so filed, in the form retained in the Company’s records pursuant to Rule 433(g). The term “Issuer Limited Use Free Writing Prospectus” shall mean any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus as identified in Annex I hereto. At the Initial Sale Time, neither (1) the Disclosure Package nor (2) any individual Issuer Limited Use Free Writing Prospectus, when considered with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package or any Issuer Limited Use Free Writing Prospectus based upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant makes a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Notes and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not or is not an “ineligible issuer” (as such term is defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered such an ineligible issuer.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of Notes or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, the Company has promptly notified or shall promptly notify the Representatives and has promptly amended or supplemented or shall promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(g) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(h) Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Missouri with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Notes; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not result in a Material Adverse Change (as such term is defined herein).

(i) Subsidiaries. Each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (each, a “Subsidiary” and together, the “Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Change; except as otherwise disclosed in the Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock owned directly or indirectly by the Company of each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any of the Subsidiaries was issued in violation of the preemptive or other similar rights of any securityholder of such Subsidiary. The Company has no significant subsidiaries other than Evergy Kansas Central, Inc., Evergy Kansas South, Inc., Evergy Metro, Inc. and Evergy Missouri West, Inc.

(j) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Disclosure Package and the Prospectus. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(k) Accountants. Deloitte & Touche LLP, independent public or certified public accountants for the Company and the Subsidiaries (“D&T”) who issued their reports on the consolidated financial statements of the Company included in the Disclosure Package and the Prospectus, are an independent registered public accounting firm with respect to the Company, as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (United States).

(l) Financial Statements. The consolidated financial statements and any supporting schedules of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of its operations and cash flows for the periods specified; except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis; and any such supporting schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Disclosure Package and the Prospectus present fairly, in accordance with GAAP, the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.

(m) Authorization of the Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n) Authorization of the Indenture. The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized; the Base Indenture has been and, at the Closing Date, the Supplemental Indenture will be duly executed and delivered by the Company; and each of the Base Indenture constitutes and, at the Closing Date, the Indenture will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(o) Accurate Tax Disclosure. The factual statements set forth in the Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations” are accurate in all material respects and fairly present the information provided.

(p) Authorization of the Notes. The Notes are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will be validly issued and delivered and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

(q) Description of the Notes and the Indenture. The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(r) Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as may otherwise be stated therein or contemplated thereby, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (any such change described in this clause (i), a “Material Adverse Change”), and (ii) there have been no transactions entered into by the Company and its subsidiaries considered as one enterprise (other than those in the ordinary course of business) that are material with respect to the Company and its subsidiaries considered as one enterprise.

(s) No Defaults. Neither the Company nor any of the Subsidiaries is in violation of its articles of incorporation, charter or by-laws or other organizational documents. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, neither the Company nor any of the Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject (each, an “Agreement or Instrument” and, collectively, the “Agreements and Instruments”). The execution, delivery and performance of this Agreement, the Indenture and the Notes and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any material Agreements and Instruments, nor will such action result in any violation of the provisions of the articles of incorporation, charter or by-laws, as they may be then amended or in effect, of the Company or any of the Subsidiaries or any applicable law, administrative regulation or administrative or court order or decree.

(t) Regulatory Approvals. The Company has made all necessary filings and obtained all necessary consents, orders or approvals in connection with the issuance and sale of the Notes or will have done so by the time the Notes shall be issued and sold, and no consent, approval, authorization, order or decree of any other court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under state securities laws.

(u) Legal Proceedings; Contracts. Except as may be set forth, incorporated or deemed incorporated by reference in the Disclosure Package and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or its subsidiaries that would reasonably be expected to result in any Material Adverse Change, or might materially and adversely affect its properties or assets or would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement; and there are no contracts or documents that are required to be filed as exhibits to the Registration Statement by the Securities Act that have not been so filed.

(v) Franchises. The Company and the Subsidiaries hold, to the extent required, valid and subsisting franchises, licenses and permits authorizing them to carry on the regulated utility businesses in which they are engaged in the territories from which substantially all of the Company’s consolidated gross operating revenue is derived, except where the failure to hold such franchises, licenses and permits would not result in a Material Adverse Change.

(w) Environmental Laws. Except as described, incorporated or deemed incorporated by reference in the Disclosure Package and the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (iv) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(x) Investment Company Act. The Company is not and, upon the issuance and sale of the Notes as contemplated herein and the application of the net proceeds thereof as described in the Disclosure Package and the Prospectus, will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(y) ERISA. The Company and the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as such term is defined in ERISA) has occurred with respect to any “pension plan” (as such term is defined in ERISA) for which the Company or any of the Subsidiaries would have any material liability; the Company and the Subsidiaries have not incurred and do not expect to incur any material liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(z) Insurance. The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties.

(aa) Taxes. The Company and each of the Subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, except such as are being contested in good faith by appropriate proceedings or for which an extension has been requested, and no tax deficiency has been determined adversely to the Company or any of the Subsidiaries that has had, nor does the Company have any knowledge of any tax deficiency that, if determined adversely to the Company or any of the Subsidiaries, would reasonably be expected to result in, a Material Adverse Change.

(bb) Internal Controls. Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals. Except as described in the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(cc) Sarbanes-Oxley. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans, and the requirement that the Company and its consolidated subsidiaries maintain the following, among other, controls and procedures: (i) a system of “internal accounting controls” as contemplated in Section 13(b)(2)(B) of the Exchange Act; (ii) “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) of the Exchange Act); and (iii) “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the Exchange Act).

(dd) Pending Proceedings and Examinations. The Company has not received notice from the Commission that the Registration Statement is the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Notes.

(ee) Ratings. The Notes will be rated as described in the Final Term Sheet.

(ff) Foreign Corrupt Practices Act. None of the Company, any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries has (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-corruption statute or regulation, (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery statute or regulation or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Company and the Subsidiaries and, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries have (A) conducted their respective businesses in compliance with the Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom and all other applicable anti-corruption and anti-bribery statutes or regulations and (B) instituted and maintain policies and procedures designed to ensure, and that are reasonably expected to ensure, continued compliance therewith.

(gg) Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, without limitation, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries or, to the knowledge of the Company, any of its other subsidiaries with respect to the Money Laundering Laws is pending or threatened.

(hh) OFAC. None of the Company, any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, the so-called Donetsk People’s Republic or Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to the President’s Executive Order 14065 (February 21, 2022), the Crimea region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea, Syria (prior to July 1, 2025) and Russia); the Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any of the Subsidiaries, joint venture partner or other person or entity (A) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (B) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; and the Company and the Subsidiaries have not knowingly engaged in for the past ten years, are not now knowingly engaged in and will not engage in any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(ii) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(jj) Cybersecurity. (i) (A) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there has been no security breach or other compromise of or relating to any of the Company’s or any of the Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (B) the Company and the Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, in the case of this clause (i), reasonably be expected to result in a Material Adverse Change; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of their IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and (iii) the Company and the Subsidiaries have implemented backup and disaster recovery technology reasonably consistent with industry standards and practices.

Any certificate signed by any director or officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

Section 2. Purchase, Sale and Delivery of the Notes.

(a) The Notes. The Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Notes set forth opposite their names on Schedule A hereto, plus any additional principal amount of Notes that such Underwriter may become obligated to purchase pursuant to Section 9 hereof, at a purchase price of 99.000% of the principal amount of the Notes.

(b) The Closing Date. Delivery of one or more certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Bracewell LLP, 31 West 52nd Street, New York, New York 10019 (or such other place as may be agreed to by the Company and the Representatives) at 10:00 a.m., New York City time, on August 24, 2026, or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”).

(c) Public Offering of the Notes. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

(d) Payment for the Notes. Payment for the Notes shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company. It is understood that the Representatives have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(e) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters through the facilities of the Depositary one or more certificates for the Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Any such certificate shall be a definitive global certificate in book-entry form for clearance through the Depositary. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3. Covenants of the Company

The Company covenants and agrees with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as such term is defined herein) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to any Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether any Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will use every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Representatives’ Review of Proposed Amendments and Supplements. During the period beginning on the date of this Agreement and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, a prospectus relating to the Notes is no longer required by law to be delivered in connection with sales of the Notes by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish, within a reasonable time prior to filing such amendment or supplement, to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement (except for any amendment or supplement filed under the Exchange Act after the Closing Date) to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. If requested, the Company will furnish or deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. Each Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by the Commission’s Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and the Prospectus. If, at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of the Securities Act, the Company will (i) notify the Representatives of any such event, development or condition, (ii) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement (including by filing under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus) as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such requirements and (iii) the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement to the Disclosure Package or the Prospectus as the Underwriters may reasonably request.

(f) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company shall advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use every reasonable effort to obtain the withdrawal thereof at the earliest possible moment.

(g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus.

(h) Depositary. The Company shall cooperate with the Underwriters and use every reasonable effort to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.

(i) Periodic Reporting Obligations. During the Prospectus Delivery Period and subject to Section 3(b) hereof, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act.

(j) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the Closing Date, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) of the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company similar to the Notes or securities exchangeable for or convertible into debt securities similar to the Notes, other than as contemplated by this Agreement with respect to the Notes.

(k) Final Term Sheet. The Company shall prepare a final term sheet containing only a description of the Notes, in substantially the form previously agreed to by the Company and the Representatives, and will file such term sheet pursuant to Rule 433(d) within the time required by Rule 433 (such term sheet, the “Final Term Sheet”). The Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(l) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, represents that it has not made, and agrees with the Company that, unless it obtains the prior written consent of the Company, it will not make, any offer relating to the Notes that would constitute an “issuer free writing prospectus” or that would otherwise constitute a “free writing prospectus” (as such terms are defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses and the Issuer Limited Use Free Writing Prospectuses identified in Annex I hereto. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that it has (i) treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(m) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(n) Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Notes, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(o) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(p) No Manipulation of Price. The Company shall not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Notes.

(q) Earning Statement. The Company will make generally available to the Company’s security holders and to the Representatives as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to the Underwriters, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, the Indenture, the DTC Agreement and the Notes, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Notes, (vii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (viii) any fees payable in connection with the rating of the Notes with the rating agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Notes by the Depositary for “book-entry” transfer, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, (xi) all reasonable out-of-pocket expenses incurred by the Representatives with respect to any road show, including expenses relating to slide production, internet road show taping and travel, and (xii) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section 4. Except as provided in this Section 4, and in Section 6, Section 7 and Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

Section 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of each Representation Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Effectiveness of Registration Statement. The Registration Statement shall remain effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form.

(b) Filings under Rule 424(b) and Rule 433. For the period from the Execution Time to the Closing Date:

(i) the Company shall have filed any Preliminary Prospectus not previously filed and the Prospectus with the Commission (including the information required by Rule 430B) in the manner and within the time period required by Rule 424(b) (or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by Rule 430B, and such post-effective amendment shall have become effective); and

(ii) the Final Term Sheet and any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings under Rule 433.

(c) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received a letter dated the date hereof from D&T addressed to the Underwriters, in form and substance satisfactory to the Representatives with respect to the audited and unaudited consolidated financial statements and certain financial information of the Company included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus.

(d) Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received a letter dated the Closing Date from D&T addressed to the Underwriters, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by D&T pursuant to Section 5(c) hereof, except that the specified date referred to therein for the carrying out of procedures shall be no more than two business days prior to the Closing Date and in any case no earlier than the date hereof.

(e) No Material Adverse Change or Ratings Agency Change. For the period from the Execution Time to the Closing Date: in the judgment of the Representatives, there shall not have occurred any Material Adverse Change, except as reflected in or contemplated by the Disclosure Package; and there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act).

(f) Opinion of Counsel for the Company. On the Closing Date, the Representatives shall have received the favorable opinions of (i) Hunton Andrews Kurth LLP, counsel for the Company, dated the Closing Date, the form of which is attached as Exhibit A-1 hereto, and (ii) Heather A. Humphrey, Senior Vice President, General Counsel and Corporate Secretary of the Company, dated the Closing Date, the form of which is attached as Exhibit A-2 hereto.

(g) Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the favorable opinion of Bracewell LLP, counsel for the Underwriters, dated the Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.

(h) Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by the Chief Executive Officer, President or a Vice President of the Company and the Chief Financial Officer, Chief Accounting Officer, Treasurer or Assistant Treasurer of the Company, dated the Closing Date, to the effect that, to the best of their knowledge after reasonable investigation:

(i) the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission;

(ii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form;

(iii) for the period from the Execution Time to the Closing Date, there has not occurred any downgrading, and the Company has not received any notice of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act);

(iv) for the period from the Execution Time to the Closing Date, there has not occurred any Material Adverse Change;

(v) the representations and warranties of the Company set forth in Section 1 hereof are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and

(vi) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(i) Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling such counsel to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 7, Section 8 and Section 16 hereof shall at all times be effective and shall survive such termination.

Section 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, Section 10(i) or Section 10(iv) hereof, the Company agrees to reimburse the Representatives and the other Underwriters, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Notes, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 7. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each other person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter, its officers, directors, employees, agents and controlling persons for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter, officer, director, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 7(b) hereof. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each other person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such Preliminary Prospectus, such Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use therein; and to reimburse the Company, such director, officer or controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Company) as such expenses are reasonably incurred by the Company, such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company in writing expressly for use in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the third paragraph, the third sentence of the seventh paragraph and the eighth paragraph, each under the caption “Underwriting (Conflicts of Interest)” in the Prospectus. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement thereof; but the failure to so notify such indemnifying party (i) will not relieve it from liability under Section 7(a) or 7(b) hereof unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by such indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve such indemnifying party from any liability other than the indemnification obligation provided in Section 7(a) or 7(b) hereof. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, such indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless (A) the employment of such counsel has been specifically authorized by such indemnifying party, (B) such indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to such indemnified party or (C) the named parties to any such action (including any impleaded parties) include both such indemnified party and such indemnifying party or any affiliate of such indemnifying party, and such indemnified party shall have reasonably concluded that either

(x) there may be one or more legal defenses available to it that are different from or additional to those available to such indemnifying party or such affiliate of such indemnifying party or (y) a conflict may exist between such indemnified party and such indemnifying party or such affiliate of such indemnifying party (it being understood, however, that such indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by, in the case of indemnification pursuant to Section 7(a) hereof, the Representatives, and, in the case of indemnification pursuant to Section 7(b) hereof, the Company, and that all such reasonable fees and expenses shall be reimbursed as they are incurred).

(d) Settlements. An indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, such indemnifying party agrees to indemnify any indemnified party therein against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse such indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of any indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which such indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (A) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

Section 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Notes as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(c) hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) hereof for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Notes underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A hereto. For purposes of this Section 8, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 9. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date (the “Defaulted Securities”), then the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the aggregate principal amount of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth.

If, however, the Underwriters shall not have completed such arrangements within such 36-hour period, and if the aggregate principal amount of the Defaulted Securities does not exceed 10% of the aggregate principal amount of Notes to be purchased on such date, the non-defaulting Underwriters shall be obligated, severally, in the proportion to the aggregate principal amount of the Notes set forth opposite their respective names on Schedule A hereto bears to the aggregate principal amount of such Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase such Notes that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Notes and the aggregate principal amount of such Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 8 and Section 16 hereof shall at all times be effective and shall survive such termination.

In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, each Issuer Free Writing Prospectus, each Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 9. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or materially limited by the New York Stock Exchange or the Commission, or trading in securities generally on the NASDAQ Global Market or the New York Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on either of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any material adverse change in the United States or international financial markets, or any change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives, there shall have occurred any Material Adverse Change; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States. Any termination pursuant to this Section 10 shall be without liability on the part of (A) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 4 and Section 6 hereof, (B) any Underwriter to the Company or (C) any party hereto to any other party except that the provisions of Section 7, Section 8 and Section 16 hereof shall at all times be effective and shall survive such termination.

Section 11. No Fiduciary Duty; No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand; (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

Section 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of (A) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7(a) or Section 7(b) hereof, as the case may be or (B) acceptance of the Notes and payment for them hereunder and (ii) will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

Section 13. Notices. All communications hereunder shall be in writing and shall be delivered by mail, hand or electronic means as follows:

If to the Representatives:

BofA Securities, Inc.

114 West 47th Street

NY8-114-07-01

New York, New York 10036

Attention: High Grade Transaction Management/Legal

Facsimile: (212) 901-7881

and

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Email: registration-syndops@ny.email.gs.com

Attention: Registration Department

and

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

Attention: Investment Banking Division

and

MUFG Securities Americas Inc.

1221 Avenue of the Americas

New York, New York 10020

Facsimile: (646) 434-3455

Attention: Capital Markets Group

and

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attention: Transaction Management

E-mail: tmgcapitalmarkets@wellsfargo.com

with a copy to:

Bracewell LLP

31 West 52nd Street

New York, New York 10019

Facsimile: (800) 404-3970

Attention: Todd W. Eckland

If to the Company:

Evergy, Inc.

1200 Main Street

Kansas City, Missouri 64105

Facsimile: (816) 556-2924

Attention: Heather A. Humphrey

with a copy to:

Hunton Andrews Kurth LLP

200 Park Avenue

New York, New York 10166

Facsimile: (212) 309-1024

Attention: Peter K. O’Brien

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 9 hereof, and to the benefit of the directors, officers, employees, agents and controlling persons referred to in Section 7 and Section 8 hereof, and in each case their respective successors and assigns, and no other person will have any right or obligation hereunder. The term “successors and assigns” shall not include any purchaser of the Notes as such from any of the Underwriters merely by reason of such purchase.

Section 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 16. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

Section 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section captions herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 7 hereof and the contribution provisions of Section 8 hereof, and is fully informed regarding such provisions. Each of the parties hereto further acknowledges that the provisions of Section 7 and Section 8 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

Section 18. Recognition of U.S. Special Resolution Regimes. In the event that (a) any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States and (b) any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. For purposes of this Section 18, (i) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (ii) “Covered Entity” means (A) a “covered entity” (as such term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)), (B) a “covered bank” (as such term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b)) or (C) a “covered FSI” (as such term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b)), (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, and (iv) “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations thereunder.

Section 19. Waiver of Trial by Jury. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

EVERGY, INC.

By:	/s/ Geoffrey T. Ley
Name: Geoffrey T. Ley
Title: Senior Vice President, Corporate Planning and Treasurer

[Signature Page to Underwriting Agreement]

BOFA SECURITIES, INC.

GOLDMAN SACHS & CO. LLC

MORGAN STANLEY & CO. LLC

MUFG SECURITIES AMERICAS INC.

WELLS FARGO SECURITIES, LLC

Acting as Representatives of the several Underwriters named in Schedule A hereto.

BofA Securities, Inc.

By:	/s/ Robert Colucci
Name: Robert Colucci
Title: Managing Director

Goldman Sachs & Co. LLC

By:	/s/ Kevin Dirkse
Name: Kevin Dirkse
Title: Managing Director

Morgan Stanley & Co. LLC

By:	/s/ Natalie Smithson
Name: Natalie Smithson
Title: Vice President

MUFG Securities Americas Inc.

By:	/s/ Lee Schreibstein
Name: Lee Schreibstein
Title: Managing Director

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriters	Aggregate Principal Amount of Notes to be Purchased
BofA Securities, Inc.	$72,000,000
Goldman Sachs & Co. LLC	$72,000,000
Morgan Stanley & Co. LLC	$72,000,000
MUFG Securities Americas Inc.	$72,000,000
Wells Fargo Securities, LLC	$72,000,000
Barclays Capital Inc.	$48,000,000
Citigroup Global Markets Inc.	$48,000,000
J.P. Morgan Securities LLC	$48,000,000
TD Securities (USA) LLC	$48,000,000
U.S. Bancorp Investments, Inc.	$48,000,000
Total	$600,000,000

Schedule A

ANNEX I

LIST OF ISSUER GENERAL USE FREE WRITING PROSPECTUSES

1.	Final Term Sheet dated August 17, 2026

LIST OF ISSUER LIMITED USE FREE WRITING PROSPECTUSES

None

I-1

EXHIBIT A-1

FORM OF OPINION OF COMPANY’S COUNSEL

(a) The Registration Statement has become effective under the Securities Act; each of the Preliminary Prospectus and the Prospectus has been filed pursuant to Rule 424(b) in accordance with Rule 424(b); the Final Term Sheet has been filed pursuant to Rule 433 in accordance with Rule 433; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect nor are any proceedings for such purpose pending before or threatened by the Commission.

(b) (i) The Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein or omitted therefrom and other than the documents incorporated by reference therein, as to none of which we express any opinion pursuant to this paragraph (b)), as of the date of the Underwriting Agreement, (ii) the Preliminary Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included therein or omitted therefrom and other than the documents incorporated by reference therein, as to none of which we express any opinion pursuant to this paragraph 2), at the Initial Sale Time, and (iii) the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included therein or omitted therefrom and other than the documents incorporated by reference therein, as to none of which we express any opinion pursuant to this paragraph (b)), as of the date of the Prospectus Supplement and as of the date hereof, appear on their face to have complied as to form in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the Securities Act and the rules and regulations of the Commission promulgated thereunder.

(c) Each document incorporated by reference in the Preliminary Prospectus and the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included therein or omitted therefrom, as to which we express no opinion), at the respective time such document was filed with the Commission, appeared on its face to have complied as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

(d) The Indenture has been duly qualified under the Trust Indenture Act and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(e) The execution, delivery and performance by the Company of the Underwriting Agreement, the Indenture and the Notes and the consummation by the Company of the transactions contemplated thereby (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Disclosure Package (as such term is defined in Annex A hereto) and in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Underwriting Agreement, the Indenture and the Notes do

EXHIBIT A-1-1

not and will not violate any provision of Applicable Laws. As used in this paragraph (e) and paragraph (g) below, the term “Applicable Laws” means the laws of the State of New York and the federal laws of the United States of America that, in our experience and without independent investigation, are normally applicable to transactions of the type contemplated by the Underwriting Agreement and the Indenture (provided that the term “Applicable Laws” shall not include federal or state securities or blue sky laws, including, without limitation, the Securities Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act and the respective rules and regulations thereunder.

(f) The Notes, when duly authorized and executed by the Company, authenticated by the Trustee in accordance with the terms of the Indenture and delivered against payment therefor pursuant to the terms of the Underwriting Agreement, will constitute a legal, valid and binding obligation of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with the terms of the Notes, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(g) No consent, approval, qualification, authorization, certificate or order of, or registration or filing with, any court or other governmental commission or regulatory authority or agency is required under Applicable Laws for the execution and delivery by the Company of, or the performance of the Company’s obligations under, the Underwriting Agreement or the Indenture, or for the issue and sale of the Notes as contemplated therein.

(h) The statements set forth in the Disclosure Package and the Prospectus under the captions “Description of the Notes” and “Description of Debt Securities” (insofar as such statements purport to summarize certain provisions of the Notes and the Indenture) fairly, accurately and completely summarize in all material respects the matters therein described.

(i) The statements set forth in the Disclosure Package and the Prospectus under the captions “Plan of Distribution” and “Underwriting (Conflicts of Interest)” (insofar as such statements purport to summarize certain provisions of the Underwriting Agreement) fairly, accurately and completely summarize in all material respects the matters therein described.

(j) The statements set forth in the Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal income tax law, constitute accurate and complete summaries, in all material respects, subject to the qualifications set forth therein.

(k) The Company is not, and will not be after giving effect to the offer and sale of the Notes and application of the proceeds therefrom as described in the Prospectus, required to register as an “investment company” (as such term is defined in the Investment Company Act).

EXHIBIT A-1-2

(l) No facts came to the attention of such counsel that gave such counsel reason to believe that (i) any part of the Registration Statement, as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, as of the Initial Sale Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus contained, as of the date of the Underwriting Agreement, or contains, on the date hereof, an untrue statement of a material fact or omitted, as of the date of the Underwriting Agreement, or omits, on the date hereof, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel may express no opinion or belief with respect to the financial statements, including the schedules and notes thereto, or any other financial and accounting data and the statistical data derived therefrom, included or incorporated or deemed to be incorporated by reference therein or omitted therefrom.

EXHIBIT A-1-3

ANNEX A

DISCLOSURE PACKAGE

1.	The Preliminary Prospectus.

2.	The Final Term Sheet.

For purposes of determining the “Disclosure Package,” the information contained in the foregoing documents shall be considered together.

EXHIBIT A-1-4

EXHIBIT A-2

FORM OF OPINION OF COMPANY’S GENERAL COUNSEL

(a) The Company is a validly organized and existing corporation in good standing under the laws of the State of Missouri and is duly qualified as a foreign corporation to do business in the State of Kansas with corporate power and authority to own, lease and operate its properties and to conduct its business as set forth in the Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

(b) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(c) The Indenture has been duly authorized, executed and delivered by the Company.

(d) The Notes have been duly authorized, executed and delivered by the Company.

(e) Each Subsidiary has been duly organized or formed and is validly existing as an entity in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Change; except as otherwise disclosed in the Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary have been duly authorized and validly issued, are (in the case of capital stock) fully paid and non-assessable and, to the best of such counsel’s knowledge, such shares of capital stock or other equity interests, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; and none of the outstanding shares of capital stock or other equity interests of such Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary.

(f) No consent, approval, qualification, authorization, certificate or order of, or registration or filing with, any court or other state or federal commission or regulatory authority or agency (other than (i) as may be required under securities or blue sky laws of the various states and (ii) as may have already been obtained or made and shall be in full force and effect on the date hereof) is necessary for the execution and delivery by the Company of, or the performance of the Company’s obligations under, the Underwriting Agreement or the Indenture or for the issue and sale of the Notes as contemplated therein.

(g) The Company and the Subsidiaries hold, to the extent required, valid and subsisting franchises, licenses and permits authorizing them to carry on the regulated utility businesses in which they are engaged, in the territories from which substantially all of their consolidated gross operating revenue is derived, except where the failure to hold such franchises, licenses and permits would not reasonably be expected to result in a Material Adverse Change.

EXHIBIT A-2-1

(h) To the best of such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened that are required to be disclosed in the Disclosure Package and the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject that are not described in the Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business of the Company, are, considered in the aggregate, not material to the consolidated financial condition of the Company and its subsidiaries, taken as a whole.

(i) To the best of such counsel’s knowledge, the Company is not in violation of its Amended and Restated Certificate of Incorporation or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material Agreement or Instrument.

(j) The execution, delivery and performance of the Underwriting Agreement, the Indenture and the Notes and the consummation of the transactions contemplated therein (including the issuance and sale of the Notes and the use of the proceeds received by the Company from the sale of the Notes as described in the Disclosure Package and in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Underwriting Agreement, the Indenture and the Notes do not and will not conflict with or violate or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any material Agreement or Instrument or any law, any regulation or any administrative or court order or decree known to such counsel to be applicable to the Company of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company; nor will such action result in any violation of the provisions of the Amended and Restated Articles of Incorporation, as amended, or the Amended and Restated By-Laws.

(k) To the best of such counsel’s knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Disclosure Package or the Prospectus or to be filed as exhibits or incorporated by reference as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits to the Registration Statement, the descriptions thereof or references thereto are correct in all material respects, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any Agreement or Instrument described, referred to, filed or incorporated by reference therein.

In rendering such opinion, such counsel may state that such counsel expresses no opinion as to the laws of any jurisdiction other than the laws of the States of Missouri and Kansas and the federal laws of the United States of America.

EXHIBIT A-2-2